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                                                            Exhibit 21.0
NATIONAL SEMICONDUCTOR CORPORATION AND SUBSIDIARIES
SUBSIDIARIES OF THE REGISTRANT

The following table shows certain information with respect to the active subsidiaries of the Company as of May 28, 1995, all of which are included in the consolidated financial statements of the registrant:

                                State or                      Percent of
                                  other       Other country     voting
                              jurisdiction      in which      securities
                                   of         subsidiary is    owned by
Name                         incorporation     registered      National
- ----                         -------------    -------------   ----------
Dynacraft, Inc.                 California                       100%
National Semiconductor          Delaware                         100%
      International, Inc.
DTS Caribe, Inc.                Delaware                         100%
N.S. Publications, Inc.         Delaware                         100%
Fairchild Semiconductor Corp.   Delaware                         100%
Comlinear Corporation           Delaware                         100%
National Semiconductor          France                           100%
      France S.A.R.L.
National Semiconductor GmbH     Germany          Belgium         100%
National Semiconductor          Israel                           100%
      (I.C.) Ltd.
National Semiconductor Sp.A.    Italy                            100%
National Semiconductor A.B.     Sweden                           100%
National Semiconductor          Great Britain    Denmark         100%
        (U.K.) Ltd.                              Ireland/
                                              Finland/Norway
                                                  Spain
Comlinear Europe Ltd.           Great Britain                    100%
National Semiconductor          Netherlands                      100%
      Benelux B.V.
National Semiconductor          Switzerland                      100%
      International
      Finance S.A.
National Semiconductor          Australia                        100%
      (Australia)  Pty. Ltd.
National Semiconductor          Hong Kong                        100%
      (Hong Kong) Limited
National Semiconductor          Hong Kong        Taiwan          100%
      (Far East) Limited
National Semiconductor (HK)     Hong Kong        Philippines     100%
      Distribution Ltd.
National Semiconductor          Japan                            100%
      (Service) Ltd.
National Semiconductor          Japan                            100%
      Japan Ltd.
National Semiconductor          Malaysia                         100%
      SDN. BHD.
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                                                           Exhibit 21.0
NATIONAL SEMICONDUCTOR CORPORATION AND SUBSIDIARIES
SUBSIDIARIES OF THE REGISTRANT


                               State or                       Percent of
                                other         Other country     voting
                             jurisdiction       in which     securities
                                 of           subsidiary is   owned by
Name                        incorporation      registered     National
- ----                        -------------     -------------  ----------
National Semiconductor          Malaysia                         100%
      Technology SDN. BHD.
Dynacraft SDN. BHD.             Malaysia                         100%
Dynacraft Asia Pacific
      SON. BHD.                 Malaysia                         100%
National Semiconductor Pte.     Singapore                        100%
      Ltd.
National Semiconductor          Singapore                        100%
      Asia Pacific Pte. Ltd.
National Semiconductor          Singapore                        100%
      Singapore Manufacturer
      Pte. Ltd.
Dynacraft Asia Pacific
      Pte. Ltd.                 Singapore                        100%
National Semiconductor
      Sunrise of Shanghai       People's Republic
      Limited                    of China                         51%
National Semiconductor          Canada                           100%
      Canada Inc.
National Semicondutores         Brazil                           100%
      de Brasil  Ltda.
Electronica NSC de Mexico,      Mexico                           100%
      S.A. de C.V.
ASIC Limited                    Bermuda                          100%
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